Exhibit 99.1

CONSOL Energy Announces First Quarter Gas and Coal Production;

Overall Gas Production up 23%, as Marcellus Shale Production Nearly Doubles;

CONSOL Energy Updates 2014 Gas Hedging Position;

BMX Mine Began Longwall Production in Mid-March;

CONSOL Energy Raises Annual Coal Production Guidance

PITTSBURGH (April 7, 2014) – CONSOL Energy Inc. (NYSE: CNX) is providing a production update for the quarter ended March 31, 2014.

“Despite operating during the coldest winter in the past thirty years, CONSOL Energy’s gas operations and coal mines again demonstrated strong performance,” commented Nicholas J. DeIuliis, president.

In natural gas, CONSOL Energy produced a record 48.4 Bcfe in the 2014 first quarter, which was within the guidance range of 47 – 49 Bcfe. Gas production was 23% higher than the 39.2 Bcfe produced in the year-earlier quarter. The growth engine for gas production is the Marcellus Shale, where 2014 first quarter production of 20.7 Bcfe was nearly double the 10.7 Bcfe produced in the year-earlier quarter. CONSOL Energy re-affirms its annual gas production guidance of 215 – 235 Bcfe.

CONSOL Energy has been hedging more of its 2014 gas production. Currently, the company has 155 Bcf of gas hedged at $4.73 per Mcf. Approximately 34 Bcf was hedged in the first quarter, with approximately 40 Bcf hedged in each of the last three quarters, all at a quarterly average price of between $4.72 - $4.73 per Mcfe.

Meanwhile in coal, CONSOL’s coal mines produced 8.1 million tons in the first quarter of 2014, including 1.1 million tons of low-vol coking coal at Buchanan Mine. Coal sales approximated production. The company’s new BMX Mine began longwall production, as scheduled, in mid-March, and is running normally.

On the demand side, thermal coal demand has been strong, while met coal demand, especially in Asia, has been weak. CONSOL may soon have to exert some additional production discipline at its Buchanan Mine. In accounting for the difference in market strength between met and thermal coal markets, CONSOL Energy is raising its annual coal production guidance range from 30.1 – 32.1 million tons to 31 – 33 million tons.

Separately, CONSOL Energy will be presenting its income statement for the 2014 first quarter in a new format that separates coal expenses from gas expenses. The newly recast income statement is being presented to increase transparency and understanding of the company’s businesses. Quarterly historical income statements (pro forma, to reflect the sale of five mines) for 2012 and 2013 in the new format have been posted to the investor relations section of the company’s website, at www.consolenergy.com.

Earnings Release Information

CONSOL Energy will report a fuller disclosure of its operational results, along with financial results, for the quarter ended March 31, 2014 at 6:45 a.m. ET on Tuesday, April 29, followed by a conference call at 10:00 a.m. ET. The call can be accessed at the investor relations section of the company’s website, at www.consolenergy.com.

Cautionary Statements:

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in the 2013 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Investor:	Dan Zajdel at (724) 485-4169
Tyler Lewis at (724) 485-3157

Media:	Kate O’Donovan at (724) 485-3097
Brian Aiello at (724) 485-3078

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